Exhibit-23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors EcoBlu Products, Inc. (formerly N8 Concepts, Inc.)

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File#333-164345 filed January 15, 2010) of our report dated October 1, 2009, appearing in the Annual Report on Form 10-K of EcoBlu Products, Inc. for the period ended June 2009, and to the reference to our firm in that Registration Statement.

/s/ Jonathon P. Reuben CPA Jonathon P. Reuben, CPA, An Accountancy Torrance, CA October 13, 2010